UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 28, 2007

(Date of earliest event reported)

VIRGINIA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-22283	54-1829288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 South Main Street, Culpeper, Virginia	22701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (540) 829-1633

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with its proposed merger of equals transaction with FNB Corporation (“FNB”), on August 28, 2007, Virginia Financial Group, Inc. (“VFG”) entered into certain employment agreements and a non-competition agreement with the proposed executive officers of the combined company that will be effective upon consummation of the merger. The agreements are described under Item 5.02 below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General

The employment agreements were entered into between VFG and the following: William P. Heath, Jr., current President and Chief Executive Officer of FNB, who will serve as Chairman of the Board of the combined company; O.R. Barham, Jr., current President and Chief Executive Officer of VFG, who will serve as President and Chief Executive Officer of the combined company; Gregory W. Feldmann, current Chief Operating Officer of FNB and President and Chief Executive Officer of FNB’s banking subsidiary, First National Bank, who will serve as President and Chief Executive Officer of the banking subsidiary of the combined company; Litz Van Dyke, current Executive Vice President and Chief Operating Officer of VFG, who will serve as Executive Vice President and Chief Operating Officer of the combined company; and Jeffrey W. Farrar, current Executive Vice President and Chief Financial Officer of VFG, who will serve as Executive Vice President and Chief Financial Officer of the combined company (each, an “Executive” and collectively, the “Executives”). VFG also entered into a non-competition agreement with Mr. Heath. Copies of the employment agreements (referred to herein as the “Employment Agreements”) and the non-competition agreement are included as exhibits to this report, and are incorporated herein by reference.

Employment Agreements

Each Employment Agreement, other than the agreement with Mr. Heath, has a term that begins on the effective date of the merger and continues until December 31, 2010, and automatically extends for additional one-year periods unless either party notifies the other of the intention not to renew. Mr. Heath’s Employment Agreement has a term that begins on the effective date of the merger and continues until December 31, 2009, and contains a similar renewal provision. Under the Employment Agreements, the initial base salaries of the officers are as follows: Mr. Heath, $325,000; Mr. Barham, $390,000; Mr. Feldmann, $225,000; Mr. Van Dyke, $225,000; and Mr. Farrar, $205,000.

Under the Employment Agreements, the Executives will be provided opportunities to earn incentive bonuses based on performance criteria set by the combined company’s board of directors, stock compensation in the form of stock options, stock appreciation rights or restricted stock, health insurance and other benefits, such as an automobile allowance, country club initiation fee (if applicable) and monthly dues, and reimbursement for costs of attending professional meetings. Mr. Heath will not participate in any stock compensation plan or program. In addition, Mr. Barham will receive an annual contribution made by the combined company to a deferred compensation plan in the amount of 15% of his annual base salary. Also, if Mr. Heath is employed through the end of the term set forth in his Employment Agreement, the combined company would be obligated to continue to pay Mr. Heath’s and his spouse’s health care coverage benefits until they reach age 65.

The Executives will also be entitled to receive certain severance payments as discussed below, in the event of a covered termination of employment. Other than with respect to Mr. Heath, if the combined company terminates the employment of an Executive without cause or an Executive terminates his employment for good reason (each term as defined in the agreements) in a non-change of control context, the company would be obligated to pay the Executive a lump-sum cash payment equaling his annual base salary for 18 months from the date of termination and to continue the Executive’s and his family’s health care coverage benefits for 18 months from the date of termination. If the combined company terminates the employment of Mr. Heath without cause or he terminates his employment for good reason, the company would be obligated to pay him a lump-sum cash payment equaling his annual base salary for a period of the shorter of 18 months or the balance of his employment term from the date of termination and to continue his and his family’s health care coverage benefits for 18 months from the date of termination. The Employment Agreements also provide that upon such termination, all of the Executive’s then unvested stock options and other stock awards will become immediately exercisable and fully vested. In addition, the Employment Agreements provide that an Executive will also be subject, in certain circumstances, to non-competition restrictions for a period of 18 months following the termination of his employment (or, if shorter, the balance of the term set forth in his Employment Agreement for Mr. Heath) in a non-change of control context.

The Employment Agreements also provide for three years continued employment in the event of a change of control (as defined in the agreements) of the combined company (the period for Mr. Heath is the balance of his employment term) and for automatic vesting of all of the Executive’s then unvested stock options and other stock awards upon a change of control. If following a change of control, the combined company terminates the employment of the Executive without cause or the Executive terminates his employment for good reason, the company would be obligated to continue the Executive’s and his family’s health care coverage benefits for an additional 36 months and to pay the Executive a lump-sum cash payment equaling 2.99 times his combined annual base salary at the time of termination and average annual bonus for the two most recently completed years (for Mr. Heath, the payment multiple will be the lesser of 2.0 or the balance of his employment term, expressed in years and/or fractional part of a year, as applicable). Such payments are limited, however, to the maximum amount, if any, which can be paid without any of the payments being excess parachute payments under Internal Revenue Code section 280G. The Executive will also be subject to non-competition restrictions for a period of 18 months following the termination of his employment (or, if shorter, the balance of the term set forth in his Employment Agreement for Mr. Heath) unless the combined company terminates his employment without cause or he terminates his employment for good reason in a change of control context.

Non-competition Agreement

Mr. Heath has entered into a non-competition agreement with VFG that will be effective upon consummation of the merger. The non-competition agreement provides that if (i) Mr. Heath is employed by the combined company through the end of the employment term set forth in his Employment Agreement (December 31, 2009), (ii) his employment is terminated by the combined company without cause (as defined in his Employment Agreement), or (iii) he terminates his employment for good reason (as defined in his Employment Agreement), Mr. Heath will not engage in competition (as defined in the non-competition agreement) for a period of three years after the end of the employment set forth in his Employment Agreement. Mr. Heath will receive a fee of $65,000 per year for each year during the three year non-competition period (or until his death, if earlier). If Mr. Heath’s employment is terminated for cause or for other than good reason, the combined company will have no obligation to make any of the payments to him under the non-competition agreement.

Important Additional Information Will be Filed with the SEC

This communication is being made in respect of the proposed merger of FNB and VFG. In connection with the proposed merger, VFG plans to file with the SEC a registration statement on Form S-4 to register the shares of VFG common stock to be issued to the shareholders of FNB in the transaction. The registration statement will include a joint proxy statement/prospectus which will be mailed to the shareholders of VFG and FNB seeking their approval of the merger. In addition, each of VFG and FNB may file other relevant documents concerning the proposed merger with the SEC.

INVESTORS AND SECURITY HOLDERS OF FNB AND VFG ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VFG, FNB AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when available) through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus (when available) also may be obtained by directing a request by telephone or mail to Virginia Financial Group, Inc., 1807 Seminole Trail, Suite 104, Charlottesville, Virginia 22901, Attention: Investor Relations (telephone: (434) 964-2217) or FNB Corporation, 105 Arbor Drive, P.O. Box 600, Christiansburg, Virginia 24068, Attention: Investor Relations (telephone: (540) 382-6042) or by accessing VFG’s website at http://www.vfgi.net under “SEC Filings and Other Documents” or FNB’s website at http://www.fnbonline.com under “Investor Relations/SEC Filings.” The information on VFG’s and FNB’s websites is not, and shall not be deemed to be, a part of this report or incorporated into other filings either company makes with the SEC.

VFG and FNB and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of VFG and/or FNB in connection with the merger. Information about the directors and executive officers of VFG is set forth in the proxy statement for VFG’s 2007 annual meeting of shareholders filed with the SEC on March 28, 2007. Information about the directors and executive officers of FNB is set forth in the proxy statement for FNB’s 2007 annual meeting of shareholders filed with the SEC on March 30, 2007. Additional information regarding these participants in the proxy solicitation and their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement between Virginia Financial Group, Inc. and William P. Heath, Jr., dated August 28, 2007.

10.2	Employment Agreement between Virginia Financial Group, Inc. and O.R. Barham, Jr., dated August 28, 2007.

10.3	Employment Agreement between Virginia Financial Group, Inc. and Litz H. Van Dyke, dated August 28, 2007.

10.4	Employment Agreement between Virginia Financial Group, Inc. and Jeffrey W. Farrar, dated August 28, 2007.

10.5	Employment Agreement between Virginia Financial Group, Inc. and Gregory W. Feldmann, dated August 28, 2007.

10.6	Non-competition Agreement between Virginia Financial Group, Inc. and William P. Heath, Jr., dated August 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virginia Financial Group, Inc.

By:	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President and
Chief Financial Officer

Date: September 4, 2007

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between Virginia Financial Group, Inc. and William P. Heath, Jr., dated August 28, 2007.

10.2	Employment Agreement between Virginia Financial Group, Inc. and O.R. Barham, Jr., dated August 28, 2007.

10.3	Employment Agreement between Virginia Financial Group, Inc. and Litz H. Van Dyke, dated August 28, 2007.

10.4	Employment Agreement between Virginia Financial Group, Inc. and Jeffrey W. Farrar, dated August 28, 2007.

10.5	Employment Agreement between Virginia Financial Group, Inc. and Gregory W. Feldmann, dated August 28, 2007.

10.6	Non-competition Agreement between Virginia Financial Group, Inc. and William P. Heath, Jr., dated August 28, 2007.